    As filed with the Securities and Exchange Commission on October 8, 1999

                           REGISTRATION STATEMENT NO.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                           FIRST STERLING BANKS, INC.
             (Exact name of registrant as specified in its charter)

           Georgia                                     58-2104977
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)

                              1200 Barrett Parkway
                             Kennesaw, Georgia 30144
              (Address and Zip Code of Principal Executive Offices)


           First Sterling Banks, Inc. 1999 Directors Stock Option Plan
                            (Full title of the Plan)

                               Edward C. Milligan
                           First Sterling Banks, Inc.
                                  P.O. Box 2147
                             Marietta, Georgia 30061
                                 (770) 499-2265
          (Name and address and telephone number (including area code)
                             of agent for service)

                                 WITH COPIES TO:
                            T. Kennerly Carroll, Jr.
                               Miller & Martin LLP
                           1275 Peachtree Street, N.E.
                                    Suite 700
                             Atlanta, Georgia 30309
                                 (404) 962-6146


                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                  Proposed maximum       Proposed maximum
  Title of securities        Amount to be        offering price per     aggregate offering          Amount of
   to be registered           registered                share                  price            registration Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock,              100,000                $10.40*             $1,039,752.50             $289.05
     no par value               shares
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

         *Represents average under Directors Stock Option Plan of the following:
53,580 shares with option price of $11.50 per share and 46,420 shares at $9.13 per share which is the average high and low price reported within five (5) business days prior to the date of filing in accordance with Rule 457(c).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1998;

         (b) The Registrant's Quarterly Report for the quarter ended June 30, 1999;

         (c) The Registrant's Quarterly Report for the quarter ended March 31, 1999;

         (d) The Registrant's Current Report dated as of April 23, 1999 on Form 8-K filed with the Securities and Exchange Commission on May 6, 1999;

         (e) The Registrant's Amendment to Current Report dated as of April 23, 1999 on Form 8-K/A filed with the Securities and Exchange Commission on July 7, 1999;

         (f) Description of the Registrant's no par value Common Stock is contained at pages 26 through 32 of the Prospectus of First Sterling Banks, Inc. formerly known as Westside Financial Corporation (the "Registrant") relating to 600,000 shares of its common stock issued in connection with the merger of Eastside Holding Corporation and the Registrant which is part of the Registration Statement under the Securities Act of 1933 on Form S-4 filed with the Securities and Exchange Commission on May 23, 1996 (File Number 333-3116).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as modified or superseded.

         ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Registrant's Bylaws currently provide that, except in cases where the proceeding is by or in the right of the Registrant or the director or officer is adjudged liable on the basis that he or she improperly received a personal benefit, the Registrant shall indemnify any officer or director who is made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if he or she acted in a manner he or she believed in good faith to be in or not opposed to the Registrant's best interests and in the case of a criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. Officers and directors of the Registrant are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from his or her status as a director or officer. The cost of such insurance is borne by the Registrant as permitted by the Bylaws of the Registrant and the laws of the State of Georgia.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

         ITEM 8.  EXHIBITS

                  The following exhibits are filed as part of the Registration
Statement:


         EXHIBIT           DESCRIPTION
         -------           -----------

         4.1               First Sterling Banks, Inc. 1999 Directors Stock Option Plan

         4.2               Form of First Sterling Banks, Inc. 1999 Directors Stock Option Plan Stock Option
                           Agreement

         5                 Opinion and Consent of Miller & Martin LLP

         23.1              Consent of Miller & Martin LLP (contained in Exhibit 5)

         23.2 Letter on Unaudited Interim Financial Information and Consent of Mauldin & Jenkins

         24                Powers of Attorney (included on page 7)



         ITEM 9.  UNDERTAKINGS

                  (a)      The undersigned Registrant undertakes:

                           1. To file, during any period in which it offers or
                  sells securities, a post-effective amendment to this Registration Statement to:

                           (i)      Include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) Include any additional or changed material information on the plan of distribution;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           2. That, for the purpose of determining any liability
                  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           3. To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 15 day of September, 1999.

                                    FIRST STERLING BANKS, INC.


                                    BY: /s/ EDWARD C. MILLIGAN
                                        ---------------------------------------
                                        Edward C. Milligan
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints EDWARD C. MILLIGAN as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with either having full authority to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done regarding the aforesaid, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----

/s/ EDWARD C. MILLIGAN                      President, Chief Executive                  9-15-99
----------------------------                                                            -------------
Edward C. Milligan                          Officer and Director


SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----


/s/ BARBARA J. BOND                         Secretary (Principal financial              9-15-99
----------------------------                                                            -------------
Barbara J. Bond                             and accounting officer)


/s/ P. HARRIS HINES                         Director                                    9-17-99
---------------------------                                                             -------------
P. Harris Hines


/s/ HARRY L. HUDSON, JR.                    Director                                    9-15-99
---------------------------                                                             -------------
Harry L. Hudson, Jr.


/s/ JOHN S. THIBADEAU, JR.                  Director                                    9-15-99
---------------------------                                                             -------------
John S. Thibadeau, Jr.


/s/ BENJAMIN H. WOFFORD, JR.                Director                                    9-17-99
---------------------------                                                             --------------
Benjamin H. Wofford


/s/ EUGENE L. ARGO                          Director                                    9-16-99
---------------------------                                                             -------------
Eugene L. Argo


/s/ TED A. MURPHY                           Director                                    9-16-99
---------------------------                                                             -------------
Ted A. Murphy


/s/ JAMES L. ARMSTRONG, JR.                 Director                                    9-16-99
---------------------------                                                             -------------
James L. Armstrong, Jr.


/s/ CHRISTOPHER H. BURNETT                  Director                                    9-15-99
---------------------------                                                             -------------
Christopher H. Burnett

                                INDEX TO EXHIBITS


                                                                                   Sequentially
Exhibit                                                                              Numbered
Number            Description                                                          Page
------            -----------                                                          ----

4.1               First Sterling Banks, Inc. 1999 Directors Stock
                  Option Plan                                                           11

4.2               Form of First Sterling Banks, Inc. 1999 Directors
                  Stock Option Plan Stock Option Agreement                              18

5                 Opinion and Consent of Miller & Martin LLP                            22

23.1              Consent of Miller & Martin LLP (contained in Exhibit 5)               22

23.2              Letter on Unaudited Interim Financial Information                     25
                  and Consent of Mauldin & Jenkins

24                Powers of Attorney (included on page 7)                               7